Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kaching Kaching, Inc. (the “Company”) hereby certifies that, to his knowledge:

i.
The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2010  (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 22, 2010	By:	/s/ MARK NOFFKE
	Name:	Mark Noffke
	Title:	Chief Financial Officer